FIRST TRUST PORTFOLIOS L.P.
                        120 EAST LIBERTY DRIVE, SUITE 400
                             WHEATON, ILLINOIS 60187




April 8, 2009


First Trust Exchange-Traded Fund
120 East Liberty Drive
Wheaton, Illinois 60187

Ladies and Gentlemen:

         It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the Shares of each series of First Trust Exchange-Traded Fund ("Trust"). The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

         It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Plan.

         The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before May 15, 2010. This letter agreement supercedes that certain letter agreement by and among First Trust Portfolios L.P. and the Trust, dated as of June 18, 2008 with respect to the Trust only.


                                   Very Truly Yours,

                                   FIRST TRUST PORTFOLIOS L.P.


                                   /s/ James A. Bowen
                                   --------------------------------
                                   James A. Bowen
                                   President

AGREED AND ACKNOWLEDGED:


FIRST TRUST EXCHANGE-TRADED FUND


/s/ James A. Bowen
----------------------------------
James A. Bowen
President

                                    EXHIBIT A

 FIRST TRUST EXCHANGE-TRADED FUND

FUNDS
First Trust Dow Jones Select MicroCap Index(SM) Fund
First Trust Morningstar(R) Dividend Leaders(SM) Index Fund
First Trust NASDAQ-100 Equal Weighted Index(SM) Fund
First Trust NASDAQ-100-Technology Sector Index(SM) Fund
First Trust US IPO Index Fund
First Trust AMEX(R) Biotechnology Index Fund
First Trust DB Strategic Value Index Fund
First Trust Dow Jones Internet Index(SM) Fund
First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund
First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund
First Trust Value Line(R) Dividend Index Fund
First Trust Value Line(R) 100 Exchange-Traded Fund
First Trust Value Line(R) Equity Allocation Index Fund
First Trust S&P REIT Index Fund
First Trust ISE Water Index Fund
First Trust ISE-Revere Natural Gas Index Fund
First Trust ISE Chindia Index Fund